CECO ENVIRONMENTAL REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

Delivered Multiple Financial Records Including Full Year Orders Greater Than $1 Billion

Finished 2025 Strong with Q4 Gross Profit Margins of 35%

Announces Strategic Transaction Combining CECO with Thermon Group

Raises 2026 Full Year Outlook – Non-Inclusive of Thermon

ADDISON, TX (February 24, 2026) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the fourth quarter and full year of 2025 – as well as the separately announced proposed merger transaction with Thermon Group Holdings, Inc. ("Thermon").

Highlights for the Quarter(1)

•
Orders of $329.3 million, up 50 percent
•
Backlog of $793.1 million, up 47 percent
•
Revenue of $214.7 million, up 35 percent
•
Gross profit of $75.4 million, up 33 percent; Gross margin of 35.1 percent, down 70 basis points
•
Net income of $3.1 million, down 37 percent; non-GAAP net income of $11.1 million, up 12 percent
•
Adjusted EBITDA of $29.8 million, up 57 percent
•
Free cash flow of $8.7 million, up $13.1 million

Highlights for the Year(1)

•
Orders of $1,064.3 million, up 59 percent
•
Revenue of $774.4 million, up 39 percent
•
Gross profit of $269.2 million, up 37 percent; Gross margin of 34.8 percent, down 40 basis points
•
Net income of $50.1 million, up 285 percent; non-GAAP net income of $32.6 million, up 22 percent
•
Adjusted EBITDA of $90.3 million, up 44 percent
•
Free cash flow of $9.6 million, up 30 percent

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

Todd Gleason, CECO's Chief Executive Officer commented, “We closed the year with our strongest quarter to date, highlighted by order bookings in excess of $300 million, the first time in company history. This performance was primarily driven by a large domestic gas-fired power generation project of approximately $135 million, also a company record in project value. This marks our fifth consecutive quarter with orders above $200 million, underscoring the continued momentum in our core markets as we enter 2026. Revenue of approximately $215 million reflects strong execution against our record and growing backlog, with gross profit margin improving sequentially to 35 percent as we recovered from the seasonal headwinds experienced in the third quarter. Adjusted EBITDA margin of 13.9 percent represents a quarterly record and provides a strong finish to the year. I am also excited to share that today we announced, in a separate press release, a transaction to combine CECO with Thermon – a diversified industrial technology company and a global leader in industrial process heating solutions.”

Fourth quarter operating income was $16.5 million, up $5.2 million or 46 percent when compared to $11.3 million in the fourth quarter 2024. On an adjusted basis, non-GAAP operating income was $24.0 million, up $8.4 million or 54 percent when compared to $15.6 million in the fourth quarter of 2024. Net income was $3.1 million in the quarter, down $1.8 million or 37 percent when compared to $4.9 million in the fourth quarter of 2024. Non-GAAP net income was $11.1 million, up $1.1 million or 12 percent when compared to $9.9 million in the fourth quarter of 2024. Adjusted EBITDA of $29.8 million, reflecting a margin of 13.9 percent, was up 57 percent compared to $19.0 million in the fourth quarter of 2024. Free cash flow in the quarter was $8.7 million, up $13.1 million compared to $(4.4) million in the fourth quarter of 2024.

Full year operating income - including the impact of the sale of our Global Pump Solutions business in March 2025 - was $105.9 million, up $70.5 million in the year, compared to $35.4 million in 2024. On an adjusted basis, non-GAAP operating income was $68.5 million, up $19.1 million in the year, compared to $49.4 million in 2024. Net income was $50.1 million in the year, compared to $13.0 million in 2024. Non-GAAP net income was $32.6 million, compared to $26.7 million in 2024. Adjusted EBITDA of $90.3 million, reflecting a margin of 11.7 percent, was up 44 percent compared to $62.8 million in 2024, reflecting a margin of 11.3 percent. Free cash flow was $9.6 million, up $2.2 million compared to $7.4 million in 2024.

“We delivered another year of outstanding growth with multiple financial records, highlighted by order bookings of approximately $1.1 billion, up 59% year over year. This performance demonstrates the strength of our opportunity pipeline, which now totals approximately $6.5 billion, an increase of 45 percent from year-end 2024,” added Gleason. “Throughout 2025 and as we enter 2026, we delivered on our leadership position in Power Generation markets, which remain robust. We also drove outstanding results across our diversified industrial air and water businesses, which serve attractive end markets such as data centers, semiconductor, and reshoring activities. The sustainability of our organic and inorganic growth and operating model is solidified by the multiple financial records we achieved over the past few years.”

Raises 2026 Full Year Guidance

The Company raises its 2026 full year outlook to reflect revenue between $925 and $975 million, up approximately 25 percent at the midpoint of the range, and Adjusted EBITDA between $115 and $135 million, up approximately 40 percent at the midpoint of the range. The updated outlook compares with the previous guidance of revenues between $850 and $950 million, and Adjusted EBITDA between $110 and $130 million. The Company reiterates its full year free cash flow of at least 50% of Adjusted EBITDA. The current update to the Company’s 2026 outlook excludes the impact of the proposed merger transaction with Thermon.

“We entered 2026 with a record sales pipeline, our largest ever backlog and tremendous bookings momentum. We expect our largest markets will remain strong and we have confidence in our proven operating model that we will execute at a high level. With these inputs, we are increasing our full year outlook – which does not include the positive financial impact of our recently announced proposed merger transaction with Thermon, which we expect will close mid-2026. I want to continue to thank our dedicated employees and partners as we deliver for our global customers while we protect people, the environment and industrial equipment,” concluded Gleason.

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the fourth quarter and full year 2025 financial results. Please visit the Investor Relations portion of the website (https://investors.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by visiting https://edge.media-server.com/mmc/p/esi9fzv8/.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by visiting https://edge.media-server.com/mmc/p/esi9fzv8/.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative solutions and application expertise. CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Addison, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Marcio Pinto

Vice President - Financial Planning and Investor Relations
888-990-6670

investor.relations@onececo.com

Investor Relations Contact:

Steven Hooser and Jean Marie Young

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction (the “Proposed Transaction”) involving Thermon and CECO, among other things. The issuance of shares of CECO common stock in connection with the Proposed Transaction will be submitted to the stockholders of CECO for their consideration, and the Proposed Transaction will be submitted to the stockholders of Thermon for their consideration. In connection therewith, CECO intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) that will include a joint proxy statement/prospectus. Each of CECO and Thermon may also file other relevant documents with the SEC regarding the Proposed Transaction. This communication is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that CECO or Thermon, as applicable, may file with the SEC in connection with the Proposed Transaction. After the Registration Statement has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to the stockholders of CECO and Thermon. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF CECO AND THERMON ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT CECO, THERMON, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus, as well as other filings containing important information about CECO, Thermon and the Proposed Transaction, once such documents are filed with the SEC through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by CECO will be available free of charge on CECO’s website at https://investors.cecoenviro.com. Copies of the documents filed with the SEC by Thermon will be available free of charge on Thermon’s website at https://ir.thermon.com. The information included on, or accessible through, CECO’s or Thermon’s website is not incorporated by reference into this communication.

Participants in the Solicitation

CECO, Thermon and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction.

Information about the directors and executive officers of CECO, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in (i) CECO’s proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/3197/000155837025004649/ceco-20250520xdef14a.htm), (ii) a Form 8-K filed by CECO on July 24, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000003197/000095017025098303/ceco-20250718.htm), (iii) a Form 8-K filed by CECO on September 16, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000003197/000119312525204657/ceco-20250912.htm) and (iv) to the extent holdings of CECO’s securities by the directors or executive officers of CECO have changed since the amounts set forth in CECO’s proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0000003197.

Information about the directors and executive officers of Thermon, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in (i) Thermon’s proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on June 18, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1489096/000148909625000097/thr-20250618.htm), (ii) a Form 8-K filed by Thermon on July 1, 2025 (as amended July 15, 2025) (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001489096/000148909625000115/thr-20250701.htm) and (iii) to the extent holdings of Thermon’s securities by the directors or executive officers of Thermon’s have changed since the amounts set forth in Thermon’s proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001489096.

Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from CECO and Thermon using the sources indicated above.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this Form 8-K that address events, or developments that CECO and Thermon expect, believe, or anticipate will or may occur in the future are forward-looking statements. The words “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this communication, but are not limited to, statements regarding the Proposed Transaction, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Proposed Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Proposed Transaction that could reduce anticipated benefits or cause the parties to abandon the Proposed Transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that stockholders of CECO or Thermon may not approve the Proposed Transaction, the risk that the parties may not be able to satisfy the conditions to the Proposed Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Proposed Transaction, the risk that any announcements relating to the Proposed Transaction could have adverse effects on the market price of CECO’s common stock or Thermon’s common stock, the risk that the Proposed Transaction and its announcement could have an adverse effect on the ability of CECO and Thermon to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Proposed Transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond CECO’s or Thermon’s control, including those detailed in CECO’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at https://investors.cecoenviro.com and on the SEC’s website at https://www.sec.gov, and those detailed in Thermon’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Thermon’s website at https://ir.thermon.com and on the SEC’s website at https://www.sec.gov.

All forward-looking statements are based on assumptions that CECO or Thermon believe to be reasonable but that may not prove to be accurate. Such forward-looking statements are based on assumptions and analyses made by CECO and Thermon in light of their perceptions of current conditions, expected future developments, and other factors that CECO and Thermon believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance and actual events may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this communication speak as of the date of this communication.

Neither CECO nor Thermon undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof.

# # #

CECO ENVIRONMENTAL CORP.
CONSOLIDATED BALANCE SHEETS

	December 31,
(in thousands, except share data)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$33,144	$37,832
Restricted cash	83	369
Accounts receivable, net of allowances of $9,866 and $8,863	172,909	159,572
Costs and estimated earnings in excess of billings on uncompleted contracts	115,614	69,889
Inventories	53,996	42,624
Prepaid expenses and other current assets	29,450	16,859
Prepaid income taxes	4,986	3,826
Total current assets	410,182	330,971
Property, plant and equipment, net	47,808	33,810
Right-of-use assets from operating leases	28,251	25,102
Goodwill	288,163	269,747
Intangible assets – finite life, net	96,966	74,050
Intangible assets – indefinite life	9,705	9,466
Deferred income tax assets	449	966
Deferred charges and other assets	12,245	15,587
Total assets	$893,769	$759,699
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$1,879	$1,650
Accounts payable	117,848	109,671
Accrued expenses	57,639	47,528
Billings in excess of costs and estimated earnings on uncompleted contracts	123,726	81,501
Notes payable	—	1,700
Income taxes payable	4,738	2,612
Total current liabilities	305,830	244,662
Other liabilities	3,317	14,362
Debt, less current portion	210,559	217,230
Deferred income tax liability, net	27,920	11,322
Operating lease liabilities	22,961	20,230
Total liabilities	570,587	507,806
Commitments and contingencies (See Note 12)
Shareholders’ equity:
Preferred stock, $0.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 35,644,537 and 34,978,009 shares issued and outstanding at December 31, 2025 and 2024, respectively	355	349
Capital in excess of par value	269,453	255,211
Retained earnings	56,621	6,570
Accumulated other comprehensive loss	(8,901)	(14,441)
Total CECO shareholders’ equity	317,528	247,689
Noncontrolling interest	5,654	4,204
Total shareholders' equity	323,182	251,893
Total liabilities and shareholders’ equity	$893,769	$759,699

CECO ENVIRONMENTAL CORP.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands, except share and per share data)	2025	2024	2025	2024
Net sales	$214,693	$158,566	$774,381	$557,933
Cost of sales	139,317	101,865	505,155	361,786
Gross profit	75,376	56,701	269,226	196,147
Selling and administrative expenses	51,334	41,062	200,728	146,698
Amortization expenses	3,989	2,028	16,166	8,848
Acquisition and integration expenses	1,128	2,337	9,555	4,213
Gain on sale of Global Pump Solutions business	—	—	(63,701)	—
Other operating expense	2,397	—	619	985
Income from operations	16,528	11,274	105,859	35,403
Other expense	906	2,103	2,101	4,692
Interest expense	4,744	3,705	20,913	13,020
Income before income taxes	10,878	5,466	82,845	17,691
Income tax expense	6,128	606	29,738	3,270
Net income	4,750	4,860	53,107	14,421
Noncontrolling interest	1,693	18	3,056	1,464
Net income attributable to CECO Environmental Corp.	$3,057	$4,842	$50,051	$12,957
Income per share:
Basic	$0.09	$0.14	$1.42	$0.37
Diluted	$0.08	$0.13	$1.37	$0.36
Weighted average number of common shares outstanding:
Basic	35,643,762	34,978,382	35,331,105	34,927,313
Diluted	36,764,996	36,559,198	36,603,956	36,381,910

CECO ENVIRONMENTAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$53,107	$14,421
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,882	14,523
Unrealized foreign currency (gain) loss	(2,057)	2,664
Gain on sale of Global Pump Solutions business	(63,701)	—
Loss realized with transfer of pension plan with sale of Global Pump Solutions business	2,104	—
Fair value adjustments to earnout liabilities	(7,403)	134
Loss on sale of property and equipment	60	191
Debt discount amortization	834	498
Share-based compensation expense	13,105	7,514
Provision for credit (recovery) loss	(988)	295
Inventory obsolescence expense	(354)	1,056
Deferred income tax expense (benefit)	6,312	(3,606)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,772)	(52,355)
Cost and estimated earnings of billings on uncompleted contracts	(44,833)	(4,149)
Inventories	(3,176)	(9,814)
Prepaid expenses and other current assets	(16,831)	(8,347)
Deferred charges and other assets	(79)	(12,736)
Accounts payable	7,215	36,181
Accrued expenses	13,761	7,119
Billings in excess of costs and estimated earnings on uncompleted contracts	37,903	24,923
Income taxes payable	2,005	1,425
Other liabilities	(9,233)	4,891
Net cash provided by operating activities	5,861	24,828
Cash flows from investing activities:
Acquisitions of property and equipment	(11,343)	(17,368)
Net cash proceeds for sale of Global Pump Solutions business	107,808	—
Net proceeds from sale of assets	74	4
Cash paid for acquisitions, net of cash acquired	(97,615)	(87,948)
Net cash used in investing activities	(1,076)	(105,312)
Cash flows from financing activities:
Borrowings on revolving credit lines	233,300	309,300
Repayments on revolving credit lines	(238,900)	(112,400)
Borrowings of long-term debt	—	—
Repayments of long-term debt	(2,203)	(113,982)
Deferred financing fees paid	—	(1,924)
Deferred consideration paid for acquisitions	(2,787)	(2,050)
Payments on financing leases	(234)	(925)
Earnout payments	—	(2,831)
Equity awards surrendered by employees for tax liability, net of proceeds from employee stock purchase plan and exercise of stock options	872	(2,169)
Non-controlling interest distributions	(1,606)	(2,109)
Common stock repurchases	—	(5,000)
Net cash (used in) provided by financing activities	(11,558)	65,910
Effect of exchange rate changes on cash and cash equivalents	1,798	(2,673)
Net decrease in cash, cash equivalents and restricted cash	(4,974)	(17,247)
Cash, cash equivalents and restricted cash at beginning of year	38,201	55,448
Cash, cash equivalents and restricted cash at end of year	$33,227	$38,201
Cash paid during the period for:
Interest	$20,408	$13,335
Income taxes	$24,731	$9,550

CECO ENVIRONMENTAL CORP.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended December 31,		Year ended December 31,
(in millions, except share data)	2025	2024	2025	2024
Net income as reported in accordance with GAAP	$3.1	$4.9	$50.1	$13.0
Amortization expenses	4.0	2.0	16.1	8.8
Acquisition and integration expenses	1.1	2.3	9.5	4.2
Gain on sale of Global Pump Solutions business	—	—	(63.7)	—
Other operating expense	2.4	—	0.6	1.0
Foreign currency remeasurement	1.1	2.5	2.3	4.3
Tax (expense) benefit of adjustments	(0.6)	(1.8)	17.7	(4.6)
Non-GAAP net income	$11.1	$9.9	$32.6	$26.7
Depreciation	2.2	1.8	8.7	5.8
Non-cash stock compensation	3.6	1.7	13.1	7.5
Other (income) expense	(0.2)	(0.4)	(0.1)	0.4
Interest expense	4.7	3.7	20.9	13.0
Income tax expense	6.7	2.3	12.0	7.9
Noncontrolling interest	1.7	—	3.1	1.5
Adjusted EBITDA	$29.8	$19.0	$90.3	$62.8

	Three months ended December 31,		Year ended December 31,
(in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$10.0	$1.8	$5.9	$24.8
Acquisitions of property and equipment	(2.6)	(6.2)	(11.3)	(17.4)
Tax payments for the sale of the Global Pump Solutions business	1.3	—	15.0	—
Free cash flow	$8.7	$(4.4)	$9.6	$7.4

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are useful to investors and management in evaluating the Company's ongoing financial performance, and we believe that they provide greater transparency to investors as supplemental information to its GAAP results. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA, and free cash flow, as presented in the financial data included in this press release, have been adjusted to exclude the effects of acquisition and integration expenses; divestiture gains and expenses; amortization expenses for acquisition-related intangible assets; earn-out expenses (income); restructuring expenses; executive transition expenses; asbestos and other legal matter expenses; foreign currency remeasurement; and the associated tax benefit or cost of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, Adjusted EBITDA and free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisition and integration expenses; divestiture gains and expenses; amortization expenses for acquisition-related intangible assets; earn-out expenses (income); restructuring expenses; executive transition expenses; asbestos and other legal matter expenses; foreign currency remeasurement; and the associated tax benefit or cost of these items.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and may be included in subsequently filed Quarterly Reports on Form 10-Q, and include, but are not limited to: risks related to the proposed transaction with Thermon (the “proposed transaction”), including the expected timing and likelihood of completion of the proposed transaction; the timing, receipt and terms and conditions of any required governmental and regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that stockholders of CECO or Thermon may not approve the proposed transaction; the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of CECO common stock or Thermon common stock; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of CECO and Thermon to retain customers and retain and hire key personnel and maintain relationships with their suppliers, distributors and customers and on their operating results and businesses generally; the risk that the proposed transaction could distract management of both entities and that they may incur substantial costs; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve expected synergies or other anticipated benefits or it may take longer than expected to achieve those synergies or benefits; and the risk that the combined company's indebtedness may be higher than expected; the effect of other recent acquisitions and the divestiture of our fluid handling business (together with the proposed transaction, the “transactions”) on business relationships, operating results, and business generally; the amount of the costs, fees, expenses and other charges related to such transactions; our ability to successfully integrate acquired businesses and realize the anticipated benefits and synergies from such transactions; the sensitivity of our business to economic and financial market conditions, including changes in interest rates, inflation, geopolitical events, trade policy, tariffs, supply chain disruptions and commodity prices; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges, or other customer-driven project delays; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations, including with respect to tax policy; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to successfully realize the expected benefits of our restructuring program; our ability to optimize our business portfolio by identifying acquisition targets, executing upon any strategic acquisitions or divestitures, integrating acquired businesses and realizing the synergies from strategic transactions; unpredictability and severity of catastrophic events, including cybersecurity threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management's response to any of the aforementioned factors; and our ability to remediate our material weaknesses, or any other material weakness that we may identify in the future, that could result in material misstatements in our financial statements. Many of these risks are beyond management's ability to control or predict. Should one or more of these risks or uncertainties materialize, or should any related assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.